Exhibit 99.1

Netlist Announces Move to OTCQX®

IRVINE, Calif., September 26, 2018 — Netlist, Inc. (NASDAQ: NLST) today announced that it will move trading in the Company’s common stock to the OTCQX® from The Nasdaq Capital Market effective September 27, 2018.

As previously disclosed in the Company’s news releases and filings with the Securities and Exchange Commission (SEC), Netlist was not in compliance with certain requirements for maintaining its listing on The Nasdaq Capital Market, including Nasdaq’s $1 per share minimum bid price rule.  Netlist submitted a plan to regain compliance to the Nasdaq Hearings Panel with a request for an extension of time to remain listed on The Nasdaq Capital Market through September 25, 2018. On May 17, 2018, Nasdaq granted Netlist’s request subject to the satisfaction of a number of conditions.  As of September 25, 2018, Netlist has met all of these conditions with the exception of effecting a reverse stock split in order to cure the $1 minimum bid price deficiency. After much careful discussion and deliberation, the Netlist Board of Directors decided to avoid the potentially dilutive effects of a reverse stock split and move voluntarily to the OTCQX®, which is the highest market tier operated by OTC Markets Group Inc. Quotes and related Company information will be available at www.otcmarkets.com.

Netlist remains a public company and will retain the “ticker” symbol “NLST.”  Netlist plans to continue to make all required SEC filings, including those on Forms 10-K, 10-Q and 8-K, and will remain subject to all SEC rules and regulations applicable to reporting companies under the Exchange Act. The Company plans to maintain an independent Board of Directors with an independent Audit Committee and to provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) auditor and unaudited interim financial reports prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Netlist intends to apply to relist on a national stock exchange in the future upon meeting the applicable initial listing standards of that exchange.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. Flagship products NVvault® and EXPRESSvault™ enable customers to accelerate data in their servers and storage and reliably protect enterprise-level cache, metadata and log data in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance.  Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 30, 2018, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events.  These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

The Plunkett Group
Mike Smargiassi/Sharon Oh
NLST@theplunkettgroup.com
(212) 739-6729